SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                      THE READER'S DIGEST ASSOCIATION, INC.
                      -------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

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      (1)   Title of each class of securities to which transaction applies:

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


       SUPPLEMENTAL PROXY MATERIAL IN CONNECTION WITH THE NOVEMBER 8, 2002 ANNUAL MEETING OF STOCKHOLDERS OF THE READER'S DIGEST ASSOCIATION, INC.



[Reader's Digest Logo]
                                                                October 18, 2002
Dear Stockholder:

     In anticipation of the November 8, 2002 Annual Meeting of Stockholders of The Reader's Digest Association, Inc., I would like to update you on the status of the proposed recapitalization of Reader's Digest.

     On October 15, 2002, Reader's Digest, the DeWitt Wallace-Reader's Digest Fund and the Lila Wallace-Reader's Digest Fund (together, the "Funds") entered into a revised recapitalization agreement that provides for a series of actions that will result in all shares of the company's Class B Voting Common Stock and Class A Nonvoting Common Stock being recapitalized into a single class of voting common stock with one vote per share. The October 15, 2002 recapitalization agreement replaces the recapitalization agreement that Reader's Digest and the Funds entered into on April 12, 2002.

     The October 15, 2002 recapitalization agreement provides that: (1) the company will repurchase 4,597,701 shares of Class B Voting Common Stock held by the Funds for $100 million in cash, at a price of $21.75 per share; (2) each share of Class A Nonvoting Common Stock will be recapitalized into one share of new Common Stock having one vote per share; and (3) each remaining share of Class B Voting Common Stock will be recapitalized into 1.22 shares of new Common Stock. The revised $21.75 purchase price and 1.22 Class B recapitalization ratio compare to a cash purchase price of $27.50 and a Class B recapitalization ratio of 1.24 under the April 12, 2002 recapitalization agreement. As a result of the recapitalization, the Funds' voting power will be reduced from 50 percent to approximately 13 percent.

     Other principal terms of the revised recapitalization remain the same as those under the April 12, 2002 recapitalization agreement, including:

     o The company's charter will be amended to, among other things, reflect the reclassification of the stock, classify the company's board of directors into three classes and eliminate action by written consent of the stockholders.

     o The company will grant the Funds registration rights with respect to the shares of new Common Stock owned by the Funds following the recapitalization.

     o The Funds' representation on the company's board of directors will be phased out. The Funds currently have two representatives on the board; one is not standing for reelection at the company's 2002 Annual Meeting of Stockholders on November 8 and, following the recapitalization, the company will have no obligation to nominate a Funds representative to the board when the term of the Funds' other representative expires.

     The terms of the revised recapitalization agreement were negotiated on behalf of the company by a special committee of directors who are independent of the Funds. The revised transaction is the result of arm's-length negotiation.

     The October 15, 2002 recapitalization agreement, a copy of which is attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Reader's Digest on October 16, 2002, is available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

     STOCKHOLDERS ARE NOT BEING ASKED TO VOTE ON THE RECAPITALIZATION TRANSACTION AT THE ANNUAL MEETING ON NOVEMBER 8, 2002. THIS LETTER IS BEING PROVIDED SOLELY AS SUPPLEMENTAL PROXY MATERIAL IN CONNECTION WITH THE NOVEMBER 8, 2002 ANNUAL MEETING AND DOES NOT CONSTITUTE PROXY SOLICITATION MATERIAL WITH RESPECT TO THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD TO CONSIDER THE RECAPITALIZATION. THE RECAPITALIZATION WILL BE SUBMITTED TO HOLDERS OF THE COMPANY'S CLASS B VOTING COMMON STOCK AT A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AFTER THE ANNUAL MEETING ON A DATE TO BE ANNOUNCED. READER'S DIGEST STOCKHOLDERS WILL RECEIVE A SEPARATE PROXY STATEMENT DESCRIBING THE PROPOSED RECAPITALIZATION TRANSACTION IN DETAIL PRIOR TO THAT SPECIAL MEETING.

      As previously disclosed, Reader's Digest, its directors and the Funds are defendants in four actions challenging the recapitalization transaction announced in April. Three of the four actions are purported class actions; the fourth action was brought by an individual stockholder. The parties in the three class actions have entered into memoranda of understanding setting forth agreements in principle with respect to the settlement of those actions. Completion of the revised recapitalization transaction is not contingent upon final court approval of the settlements.

      As of the date of this letter, the Funds own 6,216,082 shares of Class B Voting Common Stock, representing 50% of the voting power of the company. The Funds also own 10,664,063 shares of Class A Nonvoting Common Stock. The
Funds have agreed to vote in favor of the recapitalization transaction. Ms. M. Christine DeVita and Mr. C.J. Silas are currently members of the board of directors of Reader's Digest and members of the boards of directors of the Funds. In addition, Ms. DeVita is president of the Funds. Ms. DeVita is standing for reelection to the Reader's Digest board of directors at the Reader's Digest 2002 Annual Meeting of Stockholders. Mr. Silas is not standing for reelection.


                                    Sincerely yours,
                                    /s/ THOMAS O. RYDER
                                    Thomas O. Ryder
                                    Chairman and Chief Executive Officer


   NOTE: HOLDERS OF CLASS A NONVOTING COMMON STOCK ARE NOT ENTITLED TO VOTE AT
                               THE ANNUAL MEETING.